Exhibit 10.3

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is made and entered into effective as of the 22nd day of May, 2015 (the “Effective Date”), by and between UNITED DEVELOPMENT FUNDING INCOME FUND V, a Maryland real estate investment trust (“Borrower”) and VERITEX COMMUNITY BANK (the “Lender”).

RECITALS:

On or about November 14, 2014, Lender made a revolving line of credit loan to Borrower in the original stated principal amount of Ten Million and No/100 Dollars ($10,000,000.00) (the “Loan”). The Loan is evidenced and secured by, among other things, the following documents and instruments: (i) that certain Loan Agreement dated effective as of November 14, 2014, executed by Borrower and Lender (the “Loan Agreement”); (ii) that certain Promissory Note, dated as of November 14, 2014, in the stated principal amount of Ten Million and No/100 Dollars ($10,000,000.00), made by Borrower and payable to the order of Lender (the “Note”); and (iii) that certain Pledge and Security Agreement (the “Pledge Agreement”) dated as of November 14, 2014, executed by and between Borrower and Lender. The Pledge Agreement currently encumbers the Mortgage Loans (herein so called) more particularly described on Exhibit A attached hereto (the “Collateral”). The Loan Agreement, the Note, the Pledge Agreement, together with any and all other documents and instruments evidencing, securing or in any manner relating to the Loan are hereinafter sometimes collectively referred to as the “Loan Documents.”

Borrower has requested that Lender increase the Committed Sum (as defined in the Loan Agreement) of the Loan and make certain other modifications to the terms of the Loan Documents, and Lender is willing to so increase the Committed Sum and modify such other terms, on and subject to the terms and conditions contained in this Agreement.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the foregoing recitals, the sum of Ten and No/100 Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do covenant and agree as follows:

1.          Recitals. The foregoing Recitals are agreed to be true and correct and are hereby incorporated by reference and made a part hereof for all purposes.

2.          Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note or the Loan Agreement, as applicable.

3.          Current Note Balance; Commitment to Lend. Notwithstanding anything contained herein or in the Loan Documents, Borrower and Lender hereby acknowledge and agree that (a) as of the Effective Date, the outstanding principal balance of the Note is Ten Million and No/100 Dollars ($10,000,000.00), (b) as of the Effective Date, there are no funds available to be advanced as an Advance (as defined in the Loan Agreement) by Lender to Borrower, (c) payments or prepayments of advances made under the Note may be reborrowed strictly in accordance with the terms of the Note and the other Loan Documents, each as modified by this Agreement, and (d) Lender has no obligation to make any further advances under the Note unless the terms and conditions of the Loan Documents are met for each advance.

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4.        Modification of Loan Documents. From and after the Effective Date of this Agreement, the Loan Documents are hereby modified and amended in the following respects (and all provisions of the prior Loan Documents, including any financial terms which are modified hereby, are intended to govern until the Effective Date of this Agreement):

(a)          All references to the notice address for Lender are hereby modified and amended in their entirety to read “Veritex Community Bank, 5049 W. Park Boulevard, Plano, Texas 75093, Attention: Adam Garbe, Facsimile No.: (972) 398-7414, with a copy to Liechty & McGinnis, LLP, 11910 Greenville Avenue, Suite 400, Dallas, Texas 75243, Attention: Kristy K. Bowen, Esq., Facsimile No.: (214) 265-0615”.

(b)          All references to the notice address for Borrower are hereby modified and amended in their entirety to read “1301 Municipal Way, Suite 200, Grapevine, Texas 76051, Facsimile: 817/835-0383, Attention: Ben Wissink or Melissa Youngblood”.

(c)          All references in the Loan Documents, including without limitation, the reference at the top left corner of the Note, in the first paragraph of the Note, and the definition of “Committed Sum” in Section 1.1 of the Loan Agreement, to the amount of “Ten Million and No/100 Dollars ($10,000,000.00)” are hereby modified and amended to read in their entireties as “Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00)”.

(d)          The definition of “Loan Agreement” contained in Section 1.1 of the Note is hereby modified and amended to read in its entirety as follows:

“Loan Agreement: The Loan Agreement dated effective November 14, 2014, executed by Lender and Borrower, as modified by that certain Loan Modification Agreement (the “Modification”) dated effective May 22, 2015 by and among Lender and Borrower.”

(e)          The definition of “Note” contained in Section 1.1 of the Note is hereby modified and amended to read in its entirety as follows:

“Note: This Promissory Note, as modified by the Modification.”

(d)          The definition of “Agreement” contained in Section 1.1 of the Loan Agreement is hereby modified and amended to read in its entirety as follows:

“Agreement means this Loan Agreement, as modified by the Modification, and as the same may, from time to time, be further amended, supplemented, or replaced.”

(e)          The definition of “Loan Documents” contained in Section 1.1 of the Loan Agreement is hereby modified and amended to read in its entirety as follows:

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“Loan Documents means this Agreement, the Note, the Security Documents, the Modification and any and all other agreements, documents, and instruments executed and delivered pursuant to the terms of this Agreement, and any future amendments hereto, or restatements hereof, or pursuant to the terms of any of the other loan documents, together with any and all renewals, extensions, and restatements of, and amendments and modifications to, any such agreements, documents, and instruments.”

(f)          The definition of “Modification” is hereby added to Section 1.1 of the Loan Agreement to read in its entirety as follows:

“Modification shall have the meaning ascribed to it in the Note.”

(g)          The definition of “Note” contained in Section 1.1 of the Loan Agreement is hereby modified and amended to read in its entirety as follows:

“Note means the promissory note, dated the Closing Date, in the original principal amount of Ten Million and No/100 Dollars ($10,000,000.00) executed by Borrower and payable to the order of Bank, in form and substance satisfactory to Bank, as modified by the Modification to a principal amount of Twelve Million Five Hundred Thousand and No/100 Dollars ($12,500,000.00), and all renewals, amendments, extensions, replacements, increases and modifications thereof.”

(h)          Section 6.1(a)-(c) of the Loan Agreement is hereby modified and amended to read in its entirety as follows:

“(a)          Quarterly and Annual Financial Statements and Tax Returns of Borrower. Within the earlier of (i) the date of filing or (ii) March 31st of each year, annual Form 10-K for Borrower filed with the Securities and Exchange Commission (the “SEC”) (or if no longer required to be filed by the SEC, annual audited (by a certified public accountant acceptable to Bank) financial statements) showing the financial position and results of operations of Borrower as of, and for the year ended on, such last day. Within the earlier of (i) forty-five (45) days after filing or (ii) May 15th, August 15th and November 15th of each year, quarterly Form 10-Q for Borrower filed with the SEC (or if no longer required to be filed by the SEC, quarterly company prepared, auditor reviewed financial statements) showing the financial position and results of operations of Borrower as of, and for the quarter ended on, such last day. All annual financial statements submitted to Bank shall include (i) the unqualified opinion of such certified public accountant that such financial statements present fairly, in all material respects, the financial position of Borrower as of the last day of such fiscal year and the results of operations and the cash flow of Borrower for the fiscal year then ended in conformity with GAAP, or other method of accounting acceptable to Bank and with no exceptions, inconsistencies, or uncertainties described or disclosed therein. All financial statements submitted to Bank shall include the certificate of Borrower that all of such financial statements present fairly the financial position of Borrower as of the last day of such fiscal year and the results of the operations and the cash flow of Borrower for the fiscal year then ended in conformity with GAAP, or other method of accounting acceptable to Bank. Each such financial statement shall contain at least a balance sheet of Borrower as at the end of such fiscal year and statements of income, cash flow, and retained earnings. Borrower shall provide Bank with a copy of such Borrower’s annual tax return for the preceding calendar year, as soon as available, but in no event later than the earlier of (a) thirty (30) days after filing or (b) October 15th of each calendar year;

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(b)          Monthly Financial Statements of Borrower. Within thirty-five (35) days after the last day of each calendar month, internally prepared financial statements of Borrower (including, but not necessarily limited to, balance sheets and a related statement of income), showing the financial position and results of operations of Borrower as of and for such calendar month and for the period from the beginning of the current fiscal year to the last day of such calendar month, together with a certificate executed by Borrower certifying that such financial statements present fairly the financial position of Borrower as of the last day of such periods in conformity with GAAP, or other method of accounting acceptable to Bank (except as to reasonable year end adjustments and the absence of notes with respect to interim financial statements);

(c)          Borrowing Base Certificate. Within thirty-five (35) days after the last day of each calendar month, a Borrowing Base Certificate as of the end of such month and in connection with any Advance Request;”

5.        Payment of Lender’s Fees and Expenses. Contemporaneously with the execution and delivery of this Agreement, Borrower shall pay, or cause to be paid, an origination fee of Twenty-Five Thousand and No/100 Dollars ($25,000.00), plus (c) all costs and expenses incident to the preparation, negotiation, execution and recordation of this Agreement and the consummation of the transaction contemplated hereby, including, but not limited to, recording fees, title insurance policy or endorsement premiums or other charges of the Title Company, and reasonable fees and expenses of legal counsel to Lender.

6.        Incorporation into the Note. This Agreement is hereby made a part of, and is incorporated by reference in the Note. The Note, as modified by this Agreement, shall be deemed to be one and the same instrument, evidencing a single indebtedness owed by the Borrower to the Lender.

7.        Reaffirmation. Borrower hereby represents and agrees that there are no oral agreements which modify any of the Loan Documents, and that the Loan Documents, as expressly modified herein, constitute the entire agreement between Borrower and Lender with respect to the Loan. Borrower hereby reaffirms and restates, as of the Effective Date, all covenants, representations, and warranties set forth in any of the Loan Documents to which it is a party or by which it is otherwise bound, including without limitation, any deficiencies (together with interest thereon as provided in the Loan Documents) in the event that the proceeds of any sale of, collection from, or other realization upon, all or any part of the Collateral by Lender are insufficient to pay such amounts notwithstanding anything contained in Sections 9.608(b) or 9.615(e) of the UCC (as defined in the Pledge Agreement). Except as expressly modified by or provided for in this Agreement, nothing herein shall constitute, and there has not otherwise occurred, any extinguishment or release of or substitution for the obligations and agreements of Borrower under the Note or any of the other Loan Documents and nothing herein shall constitute, and there has not otherwise occurred, any novation with respect to the Note or any other Loan Document. Except as expressly modified herein, all terms, covenants and provisions of the Note and the other Loan Documents shall remain unaltered and in full force and effect; and Borrower does hereby expressly ratify and confirm the Note and the other Loan Documents as modified hereby.

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8.        Representations. The Borrower hereby warrants, represents, and certifies to the Lender the following facts knowing that the Lender requires, and is relying upon, the warranties, representations, and certifications contained in this paragraph as a condition to entering into this Agreement:

(a)          No Defenses. As of the Effective Date, Borrower has no defense, right of setoff, counterclaim, claim, or cause of action of any kind or description against the Lender related to (i) payment of the principal sum described in the Note, (ii) payment of interest under the Note, (iii) payment of any other sums due and payable under the Note or any of the other Loan Documents, (iv) performance of any obligations under the Loan Documents, or (v) any of Lender’s acts or omissions with respect to the Collateral, the Loan Documents or Lender’s performance under the Loan Documents with respect to the Collateral. To the extent Borrower now has any defenses, rights of setoff, counterclaims, claims or causes of action against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, the same are hereby forever irrevocably waived and released in their entireties.

(b)          Enforceable Obligations. The Note and the other Loan Documents are valid and enforceable against the Borrower in accordance with their respective terms. Lender is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Lender of Lender’s obligations under the terms and provisions of the Loan Documents.

(c)          Strict Performance. Lender’s agreement to modify the Note, as set forth herein, is without prejudice to Lender’s right at any time hereafter to exercise any right or remedy conferred upon the Lender in the Note or any of the other Loan Documents or otherwise available at law or in equity, and shall not constitute a waiver of Lender’s right to insist upon strict performance by the Borrower of its respective obligations under the Note and the other Loan Documents.

9.        No Waiver or Implication. This Agreement modifies the Loan Documents, and in no way acts as a release or relinquishment of any lien, security interest, right, title, privilege, or remedy created by any of the Loan Documents or now or hereafter existing at law or in equity. The liens and security interests of the Loan Documents securing payment of the Note (as the Note has been herein modified) are hereby confirmed by Borrower in all respects, and shall continue to be enforceable and shall remain in full force and effect until the entire principal amount of the Note, as modified by this Agreement, all accrued but unpaid interest, and all extensions, renewals and rearrangements thereof, and all other sums secured by the Loan Documents have been fully and finally paid. Borrower and hereby agrees that nothing herein shall constitute a waiver by Lender of any default, whether known or unknown, which may now or hereafter exist under the Note or any other Loan Document. Borrower hereby further agrees that no action, inaction or agreement by Lender, including, without limitation, any extension, indulgence, waiver, consent, or agreement of modification which may have occurred or been granted or entered into (or which may be occurring or be granted or entered into hereunder or otherwise) with respect to nonpayment of the Loan or any portion thereof, or with respect to matters involving security for the Loan, or with respect to any other matter relating to the Loan, shall require or imply any future extension, indulgence, waiver, consent, or agreement by Lender. Borrower hereby acknowledges and agrees that Lender has made no agreement, and is in no way obligated, to grant any future extension, indulgence, waiver, or consent or enter into any further agreement or modification with respect to the Loan or any matter relating to the Loan.

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10.      Additional Documentation. From time to time, Borrower shall execute or procure and deliver to Lender such other and further documentation evidencing, securing or pertaining to the Loan or the Loan Documents as reasonably requested by Lender so as to evidence or effect the terms and provisions hereof.

11.      Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, and assigns forever; however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of the Collateral or any of Borrower’s rights, titles or interests in and to the Collateral or any rights, titles or interest in and to Borrower, except as expressly authorized in the Loan Documents or in this Agreement, or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

12.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to the conflict of law principles thereof).

13.      Miscellaneous. All personal pronouns used herein whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of articles and paragraphs as set forth herein are for convenience only and in no way define, limit, amplify, or describe the scope or intent of any provisions hereof.

14.      Authority. Each party hereto has the full legal authority to execute and deliver this Agreement. In addition, the individual who executes this Agreement on behalf of each party hereto is authorized to act for and on behalf of such party and to bind such party to the terms and provisions hereof.

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15.      FINAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO OR THERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO OR THERETO. THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE RESPECTIVE PARTIES TO SUCH DOCUMENTS.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

UNITED DEVELOPMENT FUNDING INCOME FUND V, a Maryland real estate investment trust

/s/ Cara Obert
Cara Obert
Chief Financial Officer

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me this 22ND day of May, 2015, by Cara Obert, CFO of United Development Funding Income Fund V, a Maryland real estate investment trust, on behalf of said real estate investment trust.

/s/ Mary Ashley Price
Notary Public

My Commission Expires:	Mary Ashley Price
9-26-17	Print name of Notary

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LENDER:

VERITEX COMMUNITY BANK

/s/ Adam Garbe
Adam Garbe
Vice President

STATE OF TEXAS	§
§
COUNTY OF COLLIN	§

This instrument was acknowledged before me this 27 day of May, 2015, by Adam Garbe, Vice President of VERITEX COMMUNITY BANK, on behalf of said bank.

/s/ Lori Mach
Notary Public

My Commission Expires:	Lori Mach
10-3-2015	Print name of Notary

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EXHIBIT A

Mortgage Loan Description

1.	$10,660,00.00 loan to CTMGT Frisco 113, LLC, a Texas limited liability company, by United Development Funding Income Fund V, a Maryland real estate investment trust, as evidenced by, among other things, that certain Amended and Restated Secured Promissory Note dated on or about December 1, 2014, in the original principal amount of $10,660,000.00.

2.	$42,372,200.00 loan to Rosehill Reserve, Ltd., a Texas limited partnership, by United Development Funding Income Fund V, a Maryland real estate investment trust, as evidenced by, among other things, that certain Secured Promissory Noted dated on or about December 5, 2014, in the original principal amount of $42,372,200.00.

3.	$18,865,000.00 loan to CTMGT Frisco Hills 2B, 5A, 5B FL-2, LLC, a Texas limited liability company, by United Development Funding Income Fund V, a Maryland real estate investment trust, as evidenced by, among other things, that certain Secured Promissory Noted dated on or about January 22, 2015, in the original principal amount of $18,865,000.00.

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